UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2016

COUNTY BANCORP, INC.

(Exact name of Registrant as Specified in Its Charter)

Wisconsin	001-36808	39-1850431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

860 North Rapids Road, Manitowoc, WI		54221
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (920) 686-9998

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 26, 2016, County Bancorp, Inc. (“County”) announced that County received the regulatory approvals required to consummate the previously announced merger (the “Merger”) with Fox River Valley Bancorp, Inc. (“Fox River Valley”), pursuant to the Agreement and Plan of Merger, dated as of November 19, 2015, by and among County, County Acquisition LLC and Fox River Valley (the “Merger Agreement”).

Consummation of the Merger is subject to customary closing conditions and is expected to close on or about May 13, 2016.  The election deadline for holders of Fox River Valley common stock to elect the form of consideration they wish to receive in the Merger, subject to the allocation and proration procedures set forth in the Merger Agreement, is 5:00 p.m., central time, on May 6, 2016.  The election materials were mailed on or about February 5, 2016 to shareholders of Fox River Valley of record on January 26, 2016.

A copy of the press release containing the announcements is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release of County Bancorp, Inc. dated April 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

County Bancorp, Inc.

Date: April 27, 2016	By:	/s/ Mark A. Miller
Mark A. Miller
Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press release of County Bancorp, Inc. dated April 26, 2016